As filed with the Securities and Exchange Commission on December 1, 2004

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Incorporated Under the Laws of Ohio	KENDLE INTERNATIONAL INC. 441 VINE STREET, SUITE 700 CINCINNATI, OHIO 45202 (513) 771-8221	I.R.S. Employer Identification No. 31-1274091

2003 DIRECTORS’ COMPENSATION PLAN

Gary P. Kreider, Esq. Keating, Muething & Klekamp, P.L.L. One East Fourth Street Cincinnati, Ohio 45202 Phone: (513) 579-6411 Facsimile (513) 579-6956
(Agent for Service of Process)

CALCULATION OF REGISTRATION FEE

Title of Securities To Be Registered	Amount To Be Registered	Proposed Maximum Offering Price Per Share(1)	Proposed Maximum Aggregate Offering Price(1)	Proposed Amount of Registration Fee(2)
Common Stock, No par value	50,000 Shares	$8.23	$411,500.00	$52.14

(1)	Estimated to calculate registration fee.

(2)	Calculated pursuant to Rule 457(h) based on the average of the high and low prices of the Common Stock on the Nasdaq National Market on November 26, 2004 of $8.23 per share.

REGISTRATION OF ADDITIONAL SECURITIES
PURSUANT TO GENERAL INSTRUCTION E

        On August 22, 2003 Kendle International Inc. filed a Registration Statement on Form S-8 (File No. 333-108163) for up to 25,000 shares of Common Stock issuable pursuant to the Kendle International Inc. 2003 Directors’ Compensation Plan. At an Annual Meeting of Shareholders held May 6, 2004 the Shareholders of Kendle International Inc. approved an increase of 50,000 shares available for issuance pursuant to the Plan. This Registration Statement is being filed to register the additional 50,000 shares now available for issuance pursuant to the Plan. Pursuant to General Instruction E of Form S-8, the contents of the initial Registration Statement are hereby incorporated by reference.

PART II

Item 8.     Exhibits

Exhibit 5	Opinion of Keating, Muething & Klekamp, P.L.L.

Exhibit 23.1	Consent of Deloitte & Touche LLP

Exhibit 23.2	Consent of PricewaterhouseCoopers LLP

Exhibit 23.3	Consent of Keating, Muething & Klekamp, P.L.L. (included in Exhibit 5)

Exhibit 24	Power of Attorney (contained in the signature page)

* All Exhibits filed herewith unless otherwise indicated

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Cincinnati, Ohio, on November 22, 2004.

KENDLE INTERNATIONAL INC. BY: /s/ Candace Kendle —————————————— Candace Kendle Chairman of the Board and Chief Executive Officer

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated. Persons whose names are marked with an asterisk (*) below hereby designate Candace Kendle or Karl Brenkert III as their attorney-in-fact to sign all amendments, including any post-effective amendments, to this Registration Statement.

Signature	Capacity	Date
* /s/ Candace Kendle ———————————————— Candace Kendle	Chairman of the Board and Chief Executive Officer (Principal Executive Officer)	November 22, 2004

* /s/ Christopher C. Bergen ———————————————— Christopher C. Bergen	President, Chief Operating Officer and Director	November 22, 2004

* /s/Karl Brenkert III ———————————————— Karl Brenkert III	Senior Vice President, Chief Financial Officer and Treasurer (principal financial officer and principal accounting officer)	November 23, 2004

* /s/ Robert R. Buck ———————————————— Robert R. Buck	Director	November 23, 2004

* ———————————————— G. Steven Geis, Ph.D., M.D.	Director	November __, 2004

* /s/ Donald C. Harrison ———————————————— Donald C. Harrison, M.D.	Director	November 23, 2004

* /s/ Timothy E. Johnson ———————————————— Timothy E. Johnson, Ph.D.	Director	November 26, 2004

* ———————————————— Frederick A. Russ, Ph.D.	Director	November __, 2004

* ———————————————— Robert C. Simpson	Director	November __, 2004